SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2022
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-6992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2022, Salarius Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s restated certificate of incorporation (as amended, the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a one-for-25 reverse stock split (the “reverse split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at 5:00 p.m. Eastern Time on that date. Beginning with the opening of trading on October 17, 2022, the Company’s Common Stock will trade on the Nasdaq Capital Market on a split-adjusted basis under a new CUSIP number 79400X305.

As a result of the reverse split, every 25 shares of the Company’s Common Stock issued and outstanding will be converted into one share of Common Stock. No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to a fractional share of Common Stock will instead receive cash in lieu of fractional shares based on the closing price per share of the Company’s Common Stock as quoted on the Nasdaq Capital Market on October 17, 2022 (as adjusted to give effect to the reverse split).

The reverse split will not reduce the number of authorized shares of the Common Stock or preferred stock (the “Preferred Stock”), or change the par values of the Company’s Common Stock or Preferred Stock. The reverse split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the reverse split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding options and warrants entitling their holders to purchase shares of the Company’s Common Stock will be adjusted as a result of the reverse split, as required by the terms of each security. The number of shares reserved for future issuance pursuant to the Company’s 2015 Equity Incentive Plan, as amended, and the number of shares reserved for future issuance pursuant to the Company’s 2015 Employee Stock Purchase Plan, as amended, will also be appropriately adjusted.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

As a result of the reverse split, the number of issued and outstanding shares of Common Stock will be adjusted from approximately 56.2 million shares to approximately 2.2 million shares.

On October 14, 2022, the Company issued a press release announcing the reverse split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Salarius Pharmaceuticals, Inc., effective October 14, 2022
99.1	Press Release of Salarius Pharmaceuticals, Inc., dated October 14, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: October 14, 2022	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: August 12, 2022	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer